UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2009

Dot VN, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53367	20-3825987
(Commission File Number)	(IRS Employer Identification No.)

000-53367
(Commission File Number)

20-3825987
 (IRS Employer Identification No.)

9449 Balboa Avenue, Suite 114, San Diego, California  92123
 (Address of principal executive offices and Zip Code)

(858) 571-2007
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 12, 2009, Dot VN, Inc. (the “Company”) and Thomas Johnson, the Company’s Chief Executive Officer and Chairman of the Board of Directors agreed to a two and one-half month extension of the 100% Convertible Promissory Note dated April 20, 2009 in the principal amount of $2,884,658.16.  The due date was amended from October 16, 2009 to December 31, 2009 with no other changes to the terms or conditions of the note.

On October 12, 2009, the Company and Lee Johnson, the Company’s President, Chief Technology Officer, Chief Financial Officer and a Director agreed to a two and one-half month extension of the 100% Convertible Promissory Note dated April 20, 2009 in the principal amount of $2,884,658.16.  The due date was amended from October 16, 2009 to December 31, 2009 with no other changes to the terms or conditions of the note.

On October 12, 2009, the Company and Louis Huynh, the Company’s General Counsel, Executive Vice President of Operations and Business Development, Corporate Secretary and a Director agreed to a two and one-half month extension of the 100% Convertible Promissory Note dated July 6, 2009 in the principal amount of $113,243.81.  The due date was amended from October 16, 2009 to December 31, 2009 with no other changes to the terms or conditions of the note.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 12, 2009, the Company and Thomas Johnson, the Company’s Chief Executive Officer and Chairman of the Board of Directors agreed to a two and one-half month extension of the 100% Convertible Promissory Note dated April 20, 2009 in the principal amount of $2,884,658.16.  The due date was amended from October 16, 2009 to December 31, 2009 with no other changes to the terms or conditions of the note.

On October 12, 2009, the Company and Lee Johnson, the Company’s President, Chief Technology Officer, Chief Financial Officer and a Director agreed to a two and one-half month extension of the 100% Convertible Promissory Note dated April 20, 2009 in the principal amount of $2,884,658.16.  The due date was amended from October 16, 2009 to December 31, 2009 with no other changes to the terms or conditions of the note.

The two (2) notes made April 20, 2009, and extended on October 12, 2009, each contain the same terms and conditions, shall accrue interest at a rate of 8% per annum, and all outstanding principal and accrued and unpaid interest may be converted into common stock of the Company at $0.30 per share (the “Conversion Price”).  The Conversion Price shall be adjusted downward in the event Dot VN issues common stock (or securities exercisable for or convertible into or exchangeable for common stock) at a price (the “Subsequent Price”) below the Conversion Price times Ninety percent (90%), to a price equal to such Subsequent Price times One hundred Ten percent (110%).  The notes were issued in consideration for, and in satisfaction of, accrued salary and interest accruing since January 31, 2003 through April 17, 2009 by each of Thomas Johnson and Lee Johnson under their respective employment agreements with the Company.

On October 12, 2009, the Company and Louis Huynh, the Company’s General Counsel, Executive Vice President of Operations and Business Development, Corporate Secretary and a Director agreed to a two and one-half month extension of the 100% Convertible Promissory Note dated July 6, 2009 in the principal amount of $113,243.81.  The due date was amended from October 16, 2009 to December 31, 2009 with no other changes to the terms or conditions of the note.

The note made July 6, 2009, and extended on October 12, 2009, shall accrue interest at a rate of 8% per annum, and all outstanding principal and accrued and unpaid interest may be converted into common stock of the Company at $0.46 per share (the “Conversion Price”).  The Conversion Price shall be adjusted downward in the event Dot VN issues common stock (or securities exercisable for or convertible into or exchangeable for common stock) at a price (the “Subsequent Price”) below the Conversion Price times Ninety percent (90%), to a price equal to such Subsequent Price times One hundred Ten percent (110%)  The note was issued in consideration for, and in satisfaction of, accrued salary and interest accruing since August 7, 2007 through July 6, 2009 by Mr. Huynh under his employment agreement with the Company.

Item 9.01	Financial statements and Exhibits

(d)  Exhibits

The following exhibits are filed as part of this report:

No.	Description

10.47	October 12, 2009 amendment to 100% Convertible Promissory Note dated April 20, 2009 made by the Company to Thomas Johnson
10.48	October 12, 2009 amendment to 100% Convertible Promissory Note dated April 20, 2009 made by the Company to Lee Johnson
10.49	October 12, 2009 amendment to 100% Convertible Promissory Note dated July 8, 2009 made by the Company to Louis Huynh

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT VN, INC. (Registrant)

Date: October 15, 2009	By:	/s/ Louis P. Huynh
		Name:	Louis P. Huynh
		Title:	General Counsel, Executive Vice President of Operations and Business Development, and Corporate Secretary

Exhibit Index

No.	Description

10.47	October 12, 2009 amendment to 100% Convertible Promissory Note dated April 20, 2009 made by the Company to Thomas Johnson
10.48	October 12, 2009 amendment to 100% Convertible Promissory Note dated April 20, 2009 made by the Company to Lee Johnson
10.49	October 12, 2009 amendment to 100% Convertible Promissory Note dated July 8, 2009 made by the Company to Louis Huynh